Exhibit 99

Energous Corporation Reports Fourth Quarter and Full Year 2014
Results; Provides Corporate Update

Recently Signed its First Development and Licensing Agreement with a Tier One Consumer Electronics Company

SAN JOSE, CA— March 9, 2015 – Energous Corporation, ("Energous" or "the Company") (NASDAQ: WATT), the developer of WattUp™, a disruptive wire-free charging technology for electronic devices that provides power at a distance with complete mobility under full software control, has issued its unaudited financial results for the fourth quarter and full year ended December 31, 2014, as well as provided a corporate update to highlight the company's year-to-date progress.

2014 Highlights:

•	Attended 2014 CES, which was the first broad-scale opportunity to share the Company’s technology platform and go-to-market strategy with major corporations.
•	Successful IPO and secondary offering that brought $45.8 million in net proceeds to the Company. The Company is listed on Nasdaq, symbol “WATT”.
•	Signed joint development agreements (JDAs) with 16 companies covering a myriad of applications which represent all three key buckets of the customer ecosystem—consumer and business products, wireless infrastructure and appliances, and semiconductors.
•	Developed first generation silicon chips for transmitters and receivers.
•	Joined the Power Matters Alliance, chairing the newly-formed Uncoupled Power Working Group and helping to lead the consolidation and standardization of wireless power.

2015 Year-To-Date Highlights:

•	Attended 2015 CES, where the Company successfully met its long-standing objective of demonstrating WattUp™ wire-free charging fully integrated into several of its JDA partners’ products. This was a culmination of the Company’s efforts to date, meeting with over 100 existing or new potential partners and winning six awards in total.
•	Secured the Company’s first development and license agreement with a tier one consumer electronics company to embed WattUp wire-free charging into their products.

Agreement With Tier One Consumer Electronics Company

In January 2015, Energous signed a development and licensing agreement with a tier-one consumer electronics company to embed WattUp wire-free charging receiver technology in various products including, but not limited to mobile consumer electronics and related accessories. During the development phase and through first customer shipment of their first product, Energous will afford this customer an exclusive time to market advantage in the licensed product categories.

This development and licensing agreement contains both invention and development milestones that the Company will need to achieve during the next two years. The most challenging development milestones from Energous’ point of view will occur by the end of 2015. Energous will receive milestone-based development payments.

If the Company moves into 2016 with this partner, the development payments are expected to be more than sufficient to cover the total development expenses required for this project.

This agreement will enable Energous to accelerate commercial development on a number of fronts with the company. If successful, this agreement also paves a very clear path to attaining critical mass in the market for WattUp wire-free power. With the goal of promoting the establishment of a wire-free charging ecosystem based on the WattUp technology, Energous and this partner plan to collaborate to introduce WattUp technology to potential partner companies including router and accessory manufacturers.

Unaudited Financial Results

For the fourth quarter ended December 31, 2014, the Company reported:

•	$9.0 million in operating expenses, which consisted of $6.3 million in R&D, $1.9 million in G&A and $0.8 million in marketing expenses
•	Net loss (GAAP) was $9.0 million
•	Adjusted EBITDA (non-GAAP) loss of $8.0 million

For the full year ended December 31, 2014, the Company reported:

•	$20.4 million in operating expenses, which consisted of $12.5 million in R&D, $5.1 million in G&A and $2.8 million in marketing expenses
•	Net loss (GAAP) of $45.6 million which included a $26.3 million charge for the change in the market value of derivative liabilities and a $2.1 million gain on debt extinguishment and a net interest charge from the now converted convertible notes of $1.0 million
•	Adjusted EBITDA (non-GAAP) loss of $17.5 million

On December 15, 2014, the Company closed a public offering of common stock and sold approximately 3.3 million shares at a price of $7.00 per share, netting $21.0 million in proceeds. The Company had $31.5 million in cash and cash equivalents on its balance sheet as of December 31, 2014 and no debt outstanding. The Company believes that its cash on hand will be sufficient to fund its operations into the second quarter of 2016.

Outlook and Events

A key priority is converting major JDA partners signed during the past year into development and licensing partners. Energous has worked diligently to understand which JDA partners represent the best paths to commercialize and drive consumer adoption.

Energous’ decision to enter this development and licensing agreement with the tier-one consumer electronics company, as noted above, will change where key resources are allocated during the balance of 2015. It should be expected, as with this first development and licensing deal, as additional partners migrate to full commercial arrangements with Energous that it will cause the Company to reprioritize some initial product introductions and previously discussed milestones, which are highlighted below:

•	First Products to Market – The first commercially released reference designs will now likely be for low powered devices, which might include solutions for: Internet of Things (IoT), including cylindrical batteries, toys, gaming consoles or other markets that are outside of the near term exclusivity requirements set forth by development and licensing agreements. Energous expects to demonstrate the reference designs in conjunction with strategic partner developed products at the 2016 CES show and those products are expected to be available for sale to consumers during the first half of 2016.
•	Reference Designs – The Company has previously targeted transmitter reference designs for both high-power (full-featured) and low-power (bedside) applications. Based on the Company’s current agreements, the expectation is for low power solutions to be introduced first and be commercially available in 2015, with the high-power solution available in 2016.
•	Regulatory Approvals – Regulatory approvals will coincide with commercial releases of the Company’s and its partners’ products. The Company’s recent agreement has created direct collaboration in the regulatory approval process.
•	Patents – To-date, the Company has filed over 125 patents.

Management Commentary

“Our agreement with this tier one consumer electronics company is a potential game-changer; however, there are a number of significant milestones that must be met before the opportunity is in a position to realize its full potential,” said Stephen R. Rizzone, President and CEO of Energous Corporation. “We believe that this agreement has the ability to transform our entire Company and will allow us to capitalize on the experience and expertise of a world-class consumer products company.”

Fourth Quarter 2014 Conference Call

Energous management will host a conference call, which will be followed by a question and answer period.

Date: Monday, March 9, 2015
Time: 4:30 p.m. Eastern time
Conference Line (U.S.): 1-888-802-2280
International Dial-In: 1-913-312-9324
Conference ID: 3555538

Webcast: http://public.viavid.com/index.php?id=113481

Please dial in at least 10 minutes before the call to ensure timely participation.

A replay of the call will be available at 7:30 p.m. Eastern time on the same day through March 23, 2015. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 3555538.

About Energous Corporation

Energous Corporation is developing WattUp™, a wire-free charging technology that will transform the way people charge and power their electronic devices at home, in the office, in the car and beyond. WattUp is a revolutionary, patent- and trademark-pending solution that delivers intelligent, scalable power via the same radio bands as a Wi-Fi router. WattUp differs from current wireless charging systems in that it delivers meaningful, useable power, at a distance, allowing users to roam while charging. The result is a wire-free experience that saves users from having to remember to plug in their devices or place them on a mat. For more information, please visit www.energous.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements in this release that are not based on historical fact are “forward-looking statements”. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our registration statement on Form S-1. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Information

In addition to the unaudited results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents adjusted EBITDA which is a non-GAAP measure. The adjusted EBITDA is determined by taking the net loss and adding interest, taxes, depreciation, amortization, stock-based compensation, the change in fair value of derivative liabilities and the gain on the extinguishment of debt. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation table to the comparable GAAP measure is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

Contact:

Media:

Edelman for Energous

edelman@energous.com

Investor Relations

MZ North America

Matt Hayden

Chairman

Direct: 1-949-259-4986

Email: matt.hayden@mzgroup.us

Web: www.mzgroup.us

Energous Corporation

(f/k/a DvineWave Inc.)

BALANCE SHEETS

	As of
	December 31, 2014	December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$31,494,592	$1,953,780
Prepaid expenses and other current assets	416,580	127,197
Prepaid rent, current	80,784	-
Total current assets	31,991,956	2,080,977

Property and equipment, net	1,515,299	189,612
Prepaid rent, non-current	299,020	-
Deferred offering costs	-	88,319
Other assets	22,648	6,959
Total assets	$33,828,923	$2,365,867

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,716,011	$361,038
Accrued expenses	792,349	243,623
Convertible promissory notes, net	-	829,298
Derivative liabilities	-	6,277,000
Total current liabilities	2,508,360	7,710,959

Commitments and contingencies

Stockholders’ equity (deficit)
Preferred Stock, $0.00001 par value, 10,000,000 and 0 shares authorized at December 31, 2014 and December 31, 2013, respectively; no shares issued or outstanding.	-	-
Common Stock, $0.00001 par value, 50,000,000 and 40,000,000 shares authorized at December 31, 2014 and December 31, 2013, respectively; 12,781,502 and 2,708,217 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively.	127	27
Additional paid-in capital	82,465,914	197,249
Accumulated deficit	(51,145,478)	(5,542,368)
Total stockholders’ equity (deficit)	31,320,563	(5,345,092)
Total liabilities and stockholders’ equity (deficit)	$33,828,923	$2,365,867

Energous Corporation

(f/k/a DvineWave Inc.)

STATEMENTS OF OPERATIONS

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Operating expenses:
Derivative instrument issuance	$-	$-	$-	$887,062
Research and development	6,326,885	1,089,940	12,511,647	2,109,890
General and administrative	1,935,264	395,993	5,059,703	1,204,896
Marketing	766,566	201,608	2,803,359	233,622
Loss from operations	(9,028,715)	(1,687,541)	(20,374,709)	(4,435,470)

Other (expense) income:
Change in fair value of derivative liabilities	-	(65,500)	(26,265,177)	(177,000)
Interest, net	4,705	(525,231)	(1,024,774)	(908,611)
Loss on retirement of fixed assets	-	-	(22,818)	-
Gain on debt extinguishment	-	-	2,084,368	-
Total	4,705	(590,731)	(25,228,401)	(1,085,611)

Net loss	$(9,024,010)	$(2,278,272)	$(45,603,110)	$(5,521,081)

Basic and diluted net loss per common share	$(0.89)	$(0.83)	$(5.75)	$(2.11)

Weighted average shares outstanding, basic and diluted	10,100,429	2,756,519	7,933,791	2,617,021

Energous Corporation

(f/k/a DvineWave Inc.)

Reconciliation of Non-GAAP Information

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013

Adjusted EBITDA (non-GAAP):

Net loss (GAAP)	$(9,024,010)	$(2,278,272)	$(45,603,110)	$(5,521,081)
Add (subtract) the following items:
Interest expense (income), net	(4,705)	525,231	1,024,774	908,611
Depreciation and amortization	174,291	3,837	371,189	4,717
Stock-based compensation	888,574	16,148	2,547,978	16,148
Gain on debt extinguishment	-	-	(2,084,368)	-
Change in fair value of derivative liabilities	-	65,500	26,265,177	177,000
Adjusted EBITDA (non-GAAP)	$(7,965,850)	$(1,667,556)	$(17,478,360)	$(4,414,605)